Exhibit 23.2

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

July 18, 2012

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
PN Med Group Inc.
Santiago, Chile

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A Amendment No. 5, Registration Statement under the Securities Act of 1933, filed by PN Med Group Inc. of our report dated April 27, 2012, relating to the financial statements of PN Med Group Inc. as of March 31, 2012 and for the period from January 30, 2012 (date if inception) to March 31, 2012, and the reference to us under the caption "Experts".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC
Bingham Farms, Michigan